                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                          Local Financial Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

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

                           LOCAL FINANCIAL CORPORATION
                              3601 N.W. 63rd Street
                          Oklahoma City, Oklahoma 73116
                             Telephone: 405-841-2100
                                Fax: 405-841-2289


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 23, 2001


To the Stockholders:

         Local Financial Corporation ("We" or the "Company") will hold an Annual Meeting of Stockholders (the "Annual Meeting") on Wednesday, May 23, 2001, at 11:00 a.m., CT, Waterford Marriott Hotel, 6300 Waterford Blvd., Oklahoma City, Oklahoma. The Stockholders will meet to consider:

         (1) Electing three directors, each to serve for a term of three years;

         (2) Aprroving an amendment to the Local Financial Corporation 1998 Stock Option Plan increasing the shares authorized for grant from 1,720,370 shares to 2,100,370 shares;

         (3) Ratifying the selection of KPMG, LLP, as independent auditors of the Company for the year ending December 31, 2001; and

         (4)   Transacting other business incident to the Annual Meeting.

         The record date for the Annual Meeting is April 5, 2001. Only Stockholders of record at the close of business on that date can vote at the Annual Meeting.

         We hope you will attend the Annual Meeting. IF YOU DO NOT PLAN TO ATTEND, PLEASE SIGN AND RETURN THE ENCLOSED PROXY. TO ENCOURAGE THE USE OF PROXIES, WE HAVE ENCLOSED A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE FOR YOUR USE.


                                                             Sincerely,



                                                           Alan L. Pollock
                                                              Secretary

April 10, 2001

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 23, 2001


         Local Financial Corporation ("Local Financial", the "Company" or "We") furnishes this Proxy Statement to inform its Stockholders about the upcoming Annual Meeting. To encourage Stockholder participation, we are soliciting proxies to be used at the Annual Meeting.

         We are mailing this Proxy Statement and the accompanying proxy card to Stockholders beginning April 10, 2001.

GENERAL INFORMATION

         Who Votes. If you hold shares as of the Record Date, April 5, 2001, you may vote at the Annual Meeting. On April 5, 2001, the Company had 20,539,209 shares of common stock outstanding. Each share is entitled to one vote.

         How To Vote. You can vote in one of two ways. You can vote by mail, or you can vote in person at the meeting.

         You may vote by mail by completing and signing the proxy card that accompanies this proxy statement and promptly mailing it in the enclosed envelope. We will vote your shares according to your instructions. You can tell us to vote for all, either, or none of the nominees for director. You can tell us to approve, disapprove, or abstain from voting on the amendment to the stock option plan or on the independent auditors. We have provided information about the director nominees, the stock option plan amendment and the independent auditors in the following pages of this proxy statement. If you return a signed proxy card, but do not give any instructions, we will vote your shares as recommended by our board of directors.

         You may vote in person. If you attend the meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot. Ballots will be available at the meeting.

         Voting Shares In "Street Name". If your shares are held in "street name", your bank or brokerage firm is the record holder of your shares. We will send proxy materials to it and it will forward those materials to you. To vote your shares you must instruct your bank or brokerage firm according to the directions it provides you. If you do not instruct your bank or brokerage firm, it can vote your shares with respect to certain "discretionary" items (such as the election of directors, the stock option plan amendment and the independent auditors), but can not vote your shares with respect to certain "non-discretionary" items. In the case of non-discretionary items, the shares will be treated as "broker non-votes".

         If your shares are held in street name and wish to vote at the Annual Meeting, you will need to obtain a proxy from your bank or brokerage firm.

         Changing Your Proxy. You can change or cancel your proxy at any time before we vote your shares in any of three ways:

              (1) by giving the Secretary a written cancellation;

              (2) by giving a later signed proxy; or

              (3) by voting in person at the Annual Meeting.

         Counting the Necessary Votes. Directors are elected by a plurality of votes, which means that the three director nominees (the number of positions to be filled) receiving the highest number of votes will be elected. To approve the stock option plan amendment and to ratify the independent auditors, these items must receive a majority of the votes that could be cast at the Annual Meeting. If any incidental business is transacted at the Annual Meeting, the incidental business must receive a majority of the votes that could be cast at the Annual Meeting.

         The votes that could be cast are the votes actually cast plus abstentions. Abstentions are counted as "shares present" at the Annual Meeting for purposes of determining whether a quorum exists and have the effect of a vote "against" any proposal. Proxies submitted by brokers that do not indicate a vote for the proposal (usually because the brokers don't have discretionary voting authority and haven't received instructions as to how to vote) are not considered "shares present" and will not affect the outcome of the vote. These broker proxies are referred to as "broker non-votes".

         Confidentiality of Voting. We will keep your vote confidential. Your vote will be known only to the inspector of election and others involved in the tabulation. The inspector will not disclose your vote to the directors or the executive officers. We will not disclose your vote, unless (i) we are required to do so by law (including in connection with the pursuit or defense of a legal or administrative action or proceeding), or (ii) there is a contested election for the board of directors. The inspector of elections will forward any written comments that you make on the proxy card to management without providing your name, unless you expressly request disclosure on your proxy.

         Incidental Business. Proxies customarily ask for authority to transact other business that may come before the Annual Meeting. Much of this business is procedural, such as a vote on adjournment. Except for the election of directors, the stock option plan amendment and ratification of the independent auditors, we do not know of any substantive business to be presented or acted upon at the Annual Meeting. Under our Bylaws, no substantive business besides that stated in the meeting notice may be transacted at any meeting of Stockholders. If any matter is presented at the Annual Meeting on which a vote may properly be taken, the designated proxies will vote your shares as they think best unless you otherwise direct.


                                     ITEM 1
                              ELECTION OF DIRECTORS

         Three directors will be elected at this year's Annual Meeting. Each director will serve for a three-year term ending at the 2004 annual meeting or until he is succeeded by another qualified director who has been elected.

         We shall vote your shares as you tell us on the enclosed proxy form. If you sign, date, and return the proxy form, but don't tell us how you want your shares voted, we shall vote your shares for the election of the following nominees. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares for that other person.

         The three nominees for director are presently members of the Board of Directors and one of the nominees, Edward A. Townsend, also serves as Chairman of the Board of Local Oklahoma Bank, National Association, the Company's subsidiary bank ("Local Oklahoma").

                THE COMPANY RECOMMENDS VOTING "FOR" THE NOMINEES.

BIOGRAPHICAL INFORMATION

         The following table sets forth the name and age of each director and director nominee, the year he became a director, and the year his term of service will end.


                                                   DIRECTOR        TERM
                     NAME                AGE         SINCE        EXPIRES               POSITION
          ---------------------------- --------- -------------- ------------ -------------------------------
          Edward A. Townsend              59         1997          2001      Chairman of the Board
          Andrew M. Coats                 66         1999          2002      Director
          Robert A. Kotecki               36         1997          2001      Director
          Joseph A. Leone                 67         1997          2003      Director
          George P. Nigh                  73         1997          2002      Director
          Jan A. Norton                   54         1997          2003      Director
          J. David Rosenberg              52         1998          2001      Director
          Kenneth W. Townsend             58         1997          2002      Director



         The Director Nominees. The Board of Directors has nominated three candidates for election. If elected, these nominees will serve three-year terms. A brief summary of each director nominee's principal occupation, business affiliations and other information follows:

         Edward A. Townsend. Mr. Townsend was elected as a director of the Company and Local Oklahoma in 1997. At the same time, Mr. Townsend became Chairman and Chief Executive Officer of the Company and Local Oklahoma. From April 1994 to February 1998, Mr. Townsend served as Chairman and Chief Executive Officer of Green Country Bank, FSB, and Chief Executive Officer of its parent corporation, Green Country Banking Corporation. From January 1993 through March 1994, he served as Senior Vice President of Stifel, Nicolaus & Company, an investment banking firm located in St. Louis, Missouri. From October 1988 through September 1992, Mr. Townsend served as Chairman and President of Local Federal Bank, FSB (the predecessor of Local Oklahoma). From 1967 to 1987, Mr. Townsend was employed in various positions at First National Bank and later InterFirst Corporation, both in Dallas, Texas.

         Robert A. Kotecki. Mr. Kotecki was elected as a director of the Company in September 1997. From September 1997 until May 1999, Mr. Kotecki also served as a director of the predecessor of Local Oklahoma, Local Federal Bank, FSB. Mr. Kotecki currently serves as a Managing Director of Friedman, Billings, Ramsey & Co., Inc. ("FBR") in Chicago, Illinois. Since March 1993, he has served in various capacities with FBR, a full-service investment banking firm based in Arlington, Virginia, which specializes in financial services, internet technology and other selected industries. From November 1988 through March 1993, Mr. Kotecki served as an Associate with Trident Financial Corp., an investment banking firm located in Raleigh, North Carolina. Mr. Kotecki is a Chartered Financial Analyst.

         J. David Rosenberg. Mr. Rosenberg is an attorney and has been a partner of Keating, Muething & Klekamp, a Cincinnati, Ohio law firm, since prior to 1992. Mr. Rosenberg was elected as a director of the Company in February 1998.

         The Continuing Directors. Since the Company's directors serve staggered, three year terms, a majority of the directors continue their service each year. The continuing directors and their respective principal occupations, business affiliations and other information are as follows:

         Andrew M. Coats. Mr. Coats was elected as a director of the Company in 1999 and a director of Local Oklahoma in 1997. He served as the District Attorney of Oklahoma County from 1976 to 1980. He won the Democratic nomination for U.S. Senate from Oklahoma in 1980. In 1983, Mr. Coats was elected Mayor of Oklahoma City where he served until April 1987. Mr. Coats served as President of the law firm of Crowe & Dunlevy in 1987 and 1988 and served as President of the Oklahoma Bar Association in 1992. He is a past President of the American College of Trial Lawyers. On July 1, 1996, Mr. Coats became the Dean of the University of Oklahoma College of Law.

         Joseph A. Leone. Dr. Leone has served as a director of Local Oklahoma and its predecessor, Local Federal Bank, FSB, since 1973 and a director of the Company since 1997. Since 1987, Dr. Leone has served as managing partner with MBI, Inc., a limited partnership which owns several commercial real estate properties located within Oklahoma. From 1978 through 1987, Dr. Leone served as Executive Vice Chancellor and Chancellor of the Oklahoma State System of Higher Education.

         George P. Nigh. Governor Nigh was elected as a director of the Company and Local Oklahoma in 1997. From July 1992 through June 1997, Governor Nigh served as President of the University of Central Oklahoma, where he had served as Distinguished Statesman in Residence for the previous six years. From January 1979 through 1987, Governor Nigh served as Governor of the State of Oklahoma. Prior to 1979, Governor Nigh served 16 years as Lieutenant Governor and eight years in the House of Representatives of the State of Oklahoma. Governor Nigh currently serves as a consultant for Local Oklahoma in the area of community relations.

         Jan A. Norton. Mr. Norton was elected as a director of the Company and Local Oklahoma in 1997. At the same time, Mr. Norton became President of the Company and Local Oklahoma. Mr. Norton served as President of Green Country Bank, FSB, from May 1994 to February 1998.

         Kenneth W. Townsend. Mr. Townsend was elected as a director of the Company and Local Oklahoma in 1997. Mr. Townsend has served as Executive Director of the National Cowboy & Western Heritage Museum, Oklahoma City, Oklahoma, since January 1997. From August 1991 through June 1997, Mr. Townsend served as President of Boatmen's First National Bank of Oklahoma, Oklahoma City, Oklahoma.

SERVICE ON THE BOARD

         Board Meetings and Committees. The Board of Directors held eleven meetings in 2000. Management also periodically conferred with directors between meetings regarding Company affairs. During 2000, all directors attended 75% or more of the total aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which they served.

         The Audit and Compliance Committee is currently composed of Mr. Kenneth
W. Townsend (Chairman), Mr. Andrew M. Coats and Dr. Joseph A. Leone. It met seven times in 2000 with all members attending 75% or more of these meetings. The Audit and Compliance Committee is primarily concerned with the effectiveness of the Company's financial audits by its internal audit staff and by the independent auditors. Its duties include: (i) recommending the selection of independent auditors; (ii) reviewing the scope of the audit to be conducted by them, as well as the results of their audit; (iii) reviewing the organization and scope of the Company's internal system of audit and financial controls; (iv) reviewing the Company's financial reporting the Company's compliance with financial institution laws and regulations. The Audit and Compliance Committee's report is set forth below under "Item 2:
Ratification of Auditors".

         The Compensation and Retirement Committee is currently composed of Dr. Joseph A. Leone (Chairman), Mr. Andrew M. Coats and Mr. Gene C. Howard. It met eight times in 2000 with all members participating. It sets the compensation levels of the Chief Executive Officer and the President, establishes a general framework for the short-term incentive program and oversees the long-term incentive programs. The Compensation and Retirement Committee's report is set forth below.

         The Board has not delegated its functions to any other standing committees, and thus has not created executive, nominating or other similar committees.

         Director Compensation. The Company pays its non-employee directors a quarterly retainer of $2,500. Those directors who are also a director of Local Oklahoma receive a per meeting fee of $500 (which includes telephonic board meetings) and a $2,000 quarterly retainer for service as a Local Oklahoma director. The Company reimburses all ordinary and necessary expenses incurred in the conduct of its business. Non-employee committee members receive $300 per committee meeting. Mr. George P. Nigh also serves as public relations consultant to Local Oklahoma, for which he receives $60,000 per year, an office and an automobile. In August 2000, each of the non-employee directors received non-qualified stock options covering 5,000 shares, except for Mr. Kotecki who received options covering 15,000 shares. The options have a ten year term and are exercisable at $10.00 per share.

         Liability of Directors and Officers and Indemnification. As permitted by the Delaware General Corporation Law (the "DGCL"), the Company's Certificate of Incorporation eliminates in certain circumstances the monetary liability of the directors for a breach of their fiduciary duty. These provisions do not eliminate the liability of a director for (i) a breach of the director's duty of loyalty to the Company or its Stockholders, (ii) acts or omissions by a director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability arising under Section 174 of the DGCL (relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL) or (iv) any transaction from which the director derived an improper personal benefit. In addition, these provisions do not eliminate the liability of a director for violations of Federal securities laws, nor do they limit the rights of the Company or its Stockholders, in appropriate circumstances, to seek equitable remedies such as injunctive or other forms of non-monetary relief. Such remedies may not be effective in all cases.

         The Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by the DGCL. Under such provisions, any director or officer, who in his capacity as such, is made or threatened to be made, a party to any suit or proceeding, may be indemnified if the Board of Directors determines such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company. The Bylaws and the DGCL further provide that such indemnification is not exclusive of any other rights to which such individuals may be entitled under the Certificate of Incorporation, the Bylaws, any agreement, vote of Stockholders or disinterested directors or otherwise.

                   OTHER INFORMATION ABOUT DIRECTORS, OFFICERS
                            AND CERTAIN STOCKHOLDERS

BENEFICIAL OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN STOCKHOLDERS

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of February 28, 2001, by
(i) each director of the Company, (ii) each named executive officer in the Summary Compensation Table, (iii) each person known or believed by the Company to own beneficially five percent or more of the Common Stock and (iv) all directors and executive officers as a group. Unless indicated otherwise, each person has sole voting and dispositive power with respect to such shares.


                                                                          BENEFICIAL OWNERSHIP(1)
                   NAME OF DIRECTOR, EXECUTIVE OFFICER              -----------------------------------
                   OR STOCKHOLDERS HOLDING 5% OR MORE,                NUMBER OF SHARES       PERCENT
                   ------------------------------------               ----------------       -------
         Financial Stocks Inc.                                             1,842,300             9.0
           5070 Carew Tower
           441 Vine St.
           Cincinnati, Ohio  45202
         Dalton, Greiner, Hartman, Maher & Company                         1,663,940             8.1
           565 Fifth Avenue, Suite 2101
           New York, NY  10017-2413
         CNA Financial Corporation                                         1,600,000             7.8
           CNA Plaza
           Chicago, IL 60685
         Thomson Hortstmann & Bryant, Inc.                                 1,485,900             7.2
           Park 80 West Plaza Two
           Saddle Brook, New Jersey  07663
         Edward A. Townsend(3)(4)                                          1,138,194             5.5
         Jan A. Norton(3)(4)                                                 330,919             1.6
         Robert A. Kotecki(2)                                                181,200             --*
         J. David Rosenberg(3)                                               169,167             --*
         Robert L. Vanden(3)(4)                                               15,554             --*
         Joseph A. Leone(3)                                                   11,667             --*
         Harold A. Bowers(3)(4)                                               13,054             --*
         James N. Young(3)(4)                                                 12,554             --*
         Kenneth W. Townsend(3)                                                9,167             --*
         George P. Nigh(3)                                                     9,167             --*
         Andrew M. Coats(3)                                                    9,047             --*
              All directors and named executive
                officers as a group (11 persons)(4)                       1,899,690              9.2

----------
*     Less than one percent.

     (1) Shares of Common Stock that are not outstanding but that can be acquired by a person upon exercise of an option within 60 days are included in computing the percentage for such person, but are not included in computing the percentage for any other person.

     (2) The number of shares for Mr. Kotecki includes 125,000 shares under a presently exercisable stock warrant. Mr. Kotecki received the stock warrants as a Managing Director of Friedman Billings,

         Ramsey & Co., Inc., which received the stock warrants from the Company for acting as its placement agent in 1997.

     (3) The number of shares for the following persons includes presently exercisable stock options in the amounts shown below.


               NAME                                                   OPTION SHARES
               ----                                                   -------------
               Edward A. Townsend                                        811,640
               Jan A. Norton                                             304,365
               Robert L. Vanden                                           12,000
               James N. Young                                             11,000
               Harold A. Bowers                                            9,000
               Joseph A. Leone                                             6,667
               George P. Nigh                                              6,667
               J. David Rosenberg                                          6,667
               Kenneth W. Townsend                                         6,667
               Andrew M. Coats                                             6,667

     (4) The amount shown for the named executive officers as a group includes 7,770 shares allocated to the accounts of the named executive officers under the Local Oklahoma Employee Stock Ownership Plan (the "ESOP"). These shares are allocated among the following named executive offices in the amounts shown below.

               NAME                                               ALLOCATED ESOP SHARES
               ----                                               ---------------------
               Edward A. Townsend                                          1,554
               Jan A. Norton                                               1,554
               Robert L. Vanden                                            1,554
               James N. Young                                              1,554
               Harold A. Bowers                                            1,554

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid or accrued to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company, including officers of Local Oklahoma (the five are sometimes called the "named executive officers") for services performed in 2000, 1999 and 1998.

EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid or accrued to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company, including officers of Local Oklahoma (the five are sometimes called the "named executive officers") for services performed in 2000, 1999 and 1998.

Summary Compensation Table

                                                                                   LONG TERM
                                                                                    COMPEN-
                                                                                     SATION
                                                  ANNUAL COMPENSATION                AWARDS
                                        ----------------------------------------- -------------
                                                                       OTHER                     ALL OTHER
                                                                       ANNUAL                     COMPEN-
          NAME AND                                                    COMPEN-       OPTIONS        SATION
     PRINCIPAL POSITION         YEAR     SALARY ($)     BONUS($)     SATION(1)        (#)          ($)(2)
----------------------------- --------- ------------- ------------- ------------- ------------- -------------
Edward A. Townsend              2000      320,000       500,000               --           --       123,978
   Chief Executive Officer      1999      320,000       225,000               --           --            --
                                1998      320,000       175,000               --      811,640            --

Jan A. Norton                   2000      240,000       175,000               --           --        49,476
   President                    1999      240,000       175,000               --           --            --
                                1998      240,000       160,000               --      304,365            --

Robert L. Vanden                2000      225,000       125,000               --       15,000       148,486
   Executive Vice President     1999      225,000       150,000               --       10,000            --
                                1998      225,000       175,000               --       25,000            --

James N. Young                  2000      175,000       110,000               --       15,000        41,771
   Executive Vice               1999      175,000       125,000               --       10,000            --
   President(3)                 1998      136,347       100,000               --       25,000        25,858

Harold A. Bowers                2000      150,000       110,000               --       15,000        43,444
   Executive Vice               1999      150,000       125,000               --       25,000            --
   President(3)                 1998       73,156        70,000               --       10,000            --

----------
(1) The Company provides various perquisites to certain employees including the named executive officers. In each case, the aggregate value of the perquisites provided to the named executive officers did not exceed the lesser of $50,000 or 10% of such named executive officers' annual salary and bonus.

(2) The year 2000 amounts under this column represent (i) the market value of shares allocated to the named executive officers' accounts under the ESOP as of the allocation dates, and (ii) distributions to participants resulting from the termination of the Company's former defined benefit pension plan. The Company adopted the ESOP to replace its former defined benefit pension plan. The amount shown for Mr. Young in 1998 includes a moving expense/housing allowance paid when Mr. Young began his service with the Company.

(3) Mr. Young and Mr. Bowers became executive officers of the Company in February and May 1998, respectively.

STOCK OPTIONS GRANTED IN 2000

         The following table sets forth information concerning the grant of stock options during 2000 to the named executive officers.


                             INDIVIDUAL GRANTS
--------------------------------------------------------------------------  POTENTIAL REALIZABLE VALUE AT
                      NUMBER OF     % OF TOTAL                              ASSUMED ANNUAL RATES OF STOCK
                      SECURITIES     OPTIONS                                    PRICE APPRECIATION FOR
                      UNDERLYING     GRANTED                                       OPTION TERMS(1)
                       OPTIONS      EMPLOYEES      EXERCISE     EXPIRATION  -------------------------------
        NAME         GRANTED (#)     IN 2000     PRICE ($/SH)      DATE         5% ($)         10% ($)
        ----         -----------    ----------   -----------    ----------      ------         -------
Harold A. Bowers         15,000         4.0          10.00        8/23/10       88,226         229,335

Robert L. Vanden         15,000         4.0          10.00        8/23/10       88,226         229,335

James N. Young           15,000         4.0          10.00        8/23/10       88,226         229,335

----------
     (1) The potential realizable value is based on the difference between the exercise price and the annually compounded increase of the market price at date of grant through the option term multiplied by the number of shares.


STOCK OPTION HOLDINGS

         The following table sets forth the number of unexercised options held by named executive officers as of December 31, 2000.

                                                                   NUMBER OF UNEXERCISED
                                                                  OPTIONS AT 12/31/00(1)
                                                   ------------------------------------------------------
                           NAME                           EXERCISABLE                UNEXERCISABLE
          ---------------------------------------  --------------------------  --------------------------
          Edward A. Townsend                                 811,640                            --

          Jan A. Norton                                      304,365                            --

          Robert L. Vanden                                    12,000                        38,000

          James N. Young                                      11,000                        39,000

          Harold A. Bowers                                     9,000                        41,000

----------
          (1)  These options are exercisable at $10.00 per share.

COMPENSATION AND RETIREMENT COMMITTEE REPORT

         Composition. The Compensation and Retirement Committee (the "Committee") makes decisions each year regarding executive compensation, including annual base salaries, bonus awards and stock option grants and restricted stock awards. The Committee is composed of two directors of the Company, Dr. Joseph A. Leone (Chairman) and Mr. Andrew M. Coats, and one director of the Company's subsidiary bank, Mr. Gene C. Howard. Each of these Committee members is independent, defined as a person who is not an officer of the Company and who does not have a relationship with the Company that would interfere with the Committee member's exercise of independent judgment.

         Compensation Approach. The Committee sets the compensation levels of the Chief Executive Officer and the President (subject to the terms of existing employment agreements), establishes a general framework for the short-term incentive program and oversees the long-term incentive programs. It uses a set of guiding principles, which are designed to align executive compensation with management's execution of business strategies and initiatives as well as the achievement of long-term financial performance and growth in stockholder values. The principles are as follows:

      o The Company's salaries must be competitive with comparable banking institutions with which the Company competes for highly qualified and experienced executive and senior officers. The Committee relies on its members' knowledge of other comparable banking institutions and independent surveys of executive compensation in such institutions, and may retain outside consultants for advice, to ensure executive salaries are competitive.

      o The Company maintains annual incentive programs sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

      o The Company provides equity-based incentives for executive and senior officers and other key employees to ensure that they are motivated over the long term to respond to the Company's business challenges and opportunities as stockholders as well as employees.

         Future compensation will be closely tied to performance and its impact on the growth in stockholder value. The primary components of executive compensation are base salary, short-term cash incentives and long-term equity incentives.

         Base Salary. The Company understands that base salaries must remain in a competitive range to retain capable management. Minimum base salaries for the Chief Executive Officer and the President are fixed by agreements. The Committee reviews these salary levels annually based on a subjective mix of the Company's performance, the executive's experience and contributions, and the levels of compensation received by similarly situated executives at comparable companies, and may increase (but not decrease) the base salaries if the Committee deems an increase is warranted. The salaries of the other executive and senior officers are established by the CEO, who evaluates these salaries in relationship to the base salaries of the CEO and President and to their respective levels of responsibility and contributions to the Company and based on the other criteria described by the Committee in this report. The beliefs of the CEO and the Committee regarding base salary levels are based on their collective knowledge and on formal compensation surveys. Annual adjustments are made to maintain base salaries at levels competitive with comparable companies and to maintain an equitable relationship between the base salaries of executive and senior officers and overall merit increases for the Company's other employees. In the case of an executive or senior officer joining the Company, base salaries are also determined as one component of a total compensation package that is competitive with compensation granted by that officer's prior employer and/or other opportunities available to that officer.

         Annual Incentive Compensation. The Company provides annual incentive compensation in the form of bonuses. For bonuses paid to the CEO and the President, the Committee assesses incentives accorded comparable positions in other companies, the reporting of pre-tax profits for the year, a comparison of financial returns on equity and assets at comparable banking institutions, and the size of the bonus in relationship to the executive's base salary. It analyzes the bonus amount in relationship to the Company's broader corporate performance, its targeted growth objectives, and its results of operations. It also analyzes the bonus amount for the CEO and the President in relationship to the individual officer's responsibilities and his importance to the Company's operating strategy. For bonuses other than those paid to the CEO and the President, the CEO applies similar criteria to establish bonus amounts for the other executive and senior officers. Consistent with the Company's inclination toward incentive compensation, the bonus portion of the cash compensation package tends to be weighted more than the base salary portion.

         Long-Term Incentive Compensation. The Company provides long-term incentive compensation primarily in the form of incentive and non-qualified stock options under its 1998 Stock Option Plan. In July 2000, the Company amended the 1998 Plan to increase the number of shares available for awards from 1,720,370 shares to 2,100,370 shares of the Company's common stock. In August 2000, the Company granted incentive options to purchase 402,000 shares, which were broadly distributed among the executive and senior management and other key employees. The stockholders will be asked to approve the increase at the Annual Meeting. Options covering 2,085,005 are presently outstanding and exercisable at an exercise price of $10.00 per share. Initial stock option awards for executive and senior officers are individually determined at or prior to employment at levels that are designed to attract qualified executive and senior officers and in certain cases to be competitive with options granted by their prior employers. The Company's inclination toward incentive compensation has resulted in a gradual expansion of participation in the 1998 Plan and the making of option grants has become a more significant component of the Company's compensation plan.

         Management receives value from option grants only if the common stock appreciates over the long term. The amount of individual option grants is determined based in part on competitive practices at comparable companies and on the Company's philosophy of significantly linking executive compensation with stockholder interests. In determining the size of individual grants, the Committee also considers the number of shares subject to options previously granted to each executive or senior officer or key employee, including the number of shares that have vested and that remain unvested. The Committee believes that option grants by the Company to its management are comparable to the average range for similarly situated companies.

         Section 162(m) of the Code limits the Company to a deduction for Federal income tax purposes of no more than $1 million of compensation paid to certain officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. Gains recognized upon exercise of non-qualified options are treated as compensation under the Code, and may be subject to this limitation. The stock options granted to the CEO and the President under the Company's 1998 Plan could result in compensation of more than $1 million (depending on the market performance of the common stock). The Company is uncertain whether compensation resulting from such options will be treated as "performance-based" under the Treasury regulations promulgated under Section 162(m) of the Code.

         For additional information regarding options awards, see the compensation tables preceding this report.

         Corporate Performance and Chief Executive Officer Compensation. Edward
A. Townsend became Chief Executive Officer in September 1997. Under his employment agreement, Mr. Townsend's annual base salary is $320,000 through September 8, 2001. In addition, Mr. Townsend holds options granted to him in 1997, which cover 811,640 shares of the Company's common stock and are exercisable at $10.00 per share. The employment agreement provides that the Company may increase, but not decrease, his base salary during the term of the agreement and also provides for bonuses in amounts to be determined by the Board of Directors (or the Committee). The agreement was approved by the disinterested members of the Board of Directors. While the Committee may increase Mr. Townsend's base salary, the Committee chose to increase Mr. Townsend's compensation through a bonus award of $500,000 (versus $225,000 in 1999 and $175,000 in 1998) and made no increase in his base salary. The Company granted no additional options to Mr. Townsend.

         In determining the compensation amounts, the Committee focused largely upon Mr. Townsend's efforts in revamping the Company's operating strategy and the success of that strategy to date, as reflected in the Company's steadily increasing financial performance. The Committee also considered Mr. Townsend's experience as an executive officer in the banking industry and his role in expanding and motivating executive personnel. In addition, the Committee compared Mr. Townsend's cash compensation (base salary and bonus) to the cash compensation of other chief executive officers of comparable banking institutions, as indicated by an independently prepared compensation survey. Based Mr. Townsend's efforts and on this survey and other available information, the Committee chose to maintain the existing base salary level and to use the bonus component to bring Mr. Townsend's total cash compensation in line with the compensation packages of similarly situated chief executive officers in the banking industry. This somewhat lower base salary level and the greater emphasis upon the bonus component reflects the Committee's emphasis upon incentive compensation and its belief that incentive compensation better aligns executive compensation with Company performance and, ultimately, the interests of the stockholders.

         The Company remains committed to a philosophy of pay for performance.


Dated:   February 21, 2001                                  The Compensation and
                                                         Retirement Committee of
                                                     Local Financial Corporation

                                                   Dr. Joseph A. Leone, Chairman
                                                             Mr. Andrew M. Coats
                                                              Mr. Gene C. Howard

         As permitted by SEC rules, the foregoing reporting is not deemed "filed" with the SEC and is not incorporated by reference into the Company's Annual Report on Form 10-K.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No executive officer or employee of the Company participated in Board decisions about executive compensation. No member of the Board and no employee of the Company serves or has served on the compensation committee (or board of directors of a corporation lacking a compensation committee) of a corporation employing a member of the Board.

EMPLOYMENT AGREEMENTS

         The Company and Local Oklahoma (the "Employers") have entered into employment agreements with Mr. Edward A. Townsend and Mr. Jan A. Norton (the "Executives"). Under the employment agreements, the Employers will employ the Executives for a term of three years, which term shall be extended each year beginning at the end of the first anniversary of the effective date for a successive additional one-year period upon approval of the Employers' Board of Directors, unless either party elects, not less than 60 days prior to the annual anniversary date, not to extend the employment term. The annual base salaries for Messrs. Townsend and Norton will be $320,000 and $240,000, respectively, which is to be paid in monthly installments. The employment agreements further provide each of the Executives with the same employee benefits that are provided by Local Oklahoma to executive employees generally, provide for vacation and participation in Local Oklahoma's benefit plans, membership in a golf and country club in Oklahoma City, and an automobile of a type and kind comparable to that which Local Oklahoma provides to its other executive officers.

         Each of the foregoing employment agreements are terminable with or without cause by the Employers. In the event of a termination with good reason by the Executive or a termination without cause by the Employers, the Executives will receive their annual cash compensation and other fringe benefits under the employment agreement for the remaining term of the agreements. The annual cash compensation is the Executive's base salary and the average of his three prior years' bonuses. Following a change of control, if the Executives resign or are terminated without cause, they will receive a severance benefit equal to three times their annual cash compensation. They will also receive their other fringe benefits under the employment agreements for the remaining term of the agreements. The sum of the severance benefits is limited to amounts that will not constitute "excess parachute payments" under the Internal Revenue Code.

SEVERANCE AGREEMENTS

         In 1998, Local Oklahoma entered into severance agreements with Mr. Robert L. Vanden, Mr. James N. Young and Mr. Harold A. Bowers to encourage their continued employment. These agreements provide for certain severance benefits if the executive's employment is terminated by Local Oklahoma without "cause" or by the executive for "good reason" (as those terms are defined in the severance agreements). Upon such termination of employment, the executive will be entitled to receive a lump sum severance payment equal to the executive's annual base salary. In addition, any vesting or other restrictions on the executive's stock options or other equity compensation benefit shall lapse and the option shall become immediately exercisable. Each severance agreement has a three-year term, which can be extended for up to two years after a change of control.

NON-COMPETE/NON-SOLICITATION AGREEMENTS

         In January 2001, the Company and Local Oklahoma (the "Employers") entered into change of control non-compete/non-solicitation agreements with Mr. Townsend and Mr. Norton (the "Executives"). Under the agreements, the Executives agreed that they will not compete against the Employers following a change of control in either of the Employers. The scope of the covenant not-to-compete covers banking activity within the state of Oklahoma. The Executives further agreed not to solicit the Employers' employees or customers on behalf of a competitor. The covenant not-to-compete or solicit extends for a five year period following the change of control. In exchange for their covenants, the Employers agreed to pay Mr. Townsend a net-of-tax payment of $3.0 million and to pay Mr. Norton a net-of-tax payment of $650,000. The payments are contingent upon a change of control in either Employer. The payment obligation is voided if the Executives voluntarily resign without "good reason" or are terminated "for cause" prior to a change of control (as those terms are defined in the employment agreements) or if their employment terminates more than one year from the beginning of negotiations resulting in the change of control.

CERTAIN TRANSACTIONS

         Local Oklahoma provides loans to its directors and officers in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. Such loans do not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 2000, and combining all loans to directors and executive officers in excess of $60,000, Local Oklahoma had an amount outstanding of $3,480,650. This amount represented 2.2% of the Company's consolidated stockholders' equity as of that date.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         The Company is aware of no filings or transactions that were not reported timely in 2000.


                                     ITEM 2
                    APPROVAL OF STOCK OPTION PLAN AMENDMENT

         In July 2000, the Board amended the Local Financial Corporation 1998 Stock Option Plan (the "Plan") to increase the shares authorized for grant under the Plan from 1,720,370 shares to 2,100,370 shares.

         This Plan is designed to align the interests of the Company's executive and senior officers and other key employees with those of its Stockholders by providing incentives that are directly linked to the profitability of the Company's business and increases in Stockholder value.

         As of February 28, 2001, options to purchase an aggregate of 2,085,005 shares of common stock (net of options canceled) had been granted pursuant to the Plan, none of which had been exercised. The outstanding options have an average remaining life of 8.2 years and an average exercise price of $10.00 per share. Of the outstanding shares, no shares were out-of-the-money as of February 28, 2001. The market value of all shares of common stock subject to outstanding options was approximately $26.1 million based upon the $12.50 closing sale price of the common stock as reported on the Nasdaq Stock Market on February 28, 2001. In August 2000, the Company granted incentive options to purchase 402,000 shares, which were broadly distributed among the executive and senior management and other key employees. If the Stockholders approve the Plan increase, these options will qualify for incentive stock option treatment under the Code. If the Plan increase is not approved, the options will be treated as non-qualified stock options under the Code. The Company has no other stock option or other equity incentive plans outstanding. Our Board believes that the option grants were appropriate to attract, retain and incentivize executive management and to achieve our growth objectives.

         For federal income tax purposes, all stock options that qualify under the rules of Section 422 of the Code will be entitled to incentive stock option treatment. Among other requirements, to receive incentive stock option treatment, an optionee is not permitted to dispose of the acquired stock (i) within two years after the option is granted or (ii) within one year after exercise. In addition, the individual must have been an employee of the Company for the entire time from the date of granting of the option until three months (one year if the employee is disabled) before the date of the exercise. If all such requirements are met, no tax will be imposed upon exercise of the option, and any gain upon sale of the stock will be entitled to capital gain treatment at the maximum rate of 20%. If applicable, the employee's gain on exercise (the excess of fair market value at the time of exercise over the exercise price) of an incentive stock option is a tax preference item and, accordingly, is included in the computation of alternative minimum taxable income.

         If an employee does not meet the two-year and one-year holding requirements (a "disqualifying disposition"), but does meet all other requirements, tax will be imposed at the time of sale of the stock, but the employee's gain realized on exercise will be treated as ordinary income rather than capital gain and the Company will get a corresponding deduction at the time of sale. Any additional gain on sale will be short-term or long-term capital gain, depending on the holding period of the stock. If the amount realized on the disqualifying disposition is less than the value at the date of exercise, the amount includible in gross income, and the amount deductible by the Company, will equal the excess of the amount realized on the sale or exchange over the exercise price.

         In general, no taxable income will be recognized by the optionee, and no deduction will be allowed to the Company, upon the grant of a non-qualified stock option. Upon exercise of a non-qualified option an optionee will recognize ordinary income (and the Company will be entitled to a corresponding tax deduction if applicable withholding requirements are satisfied) in an amount equal to the amount by which the fair market value of the shares on the exercise date exceeds the option price. Any gain or loss realized by an optionee on disposition of such shares generally is a capital gain or loss and does not result in any further tax deduction to the Company.

         For each of the named executive officers in the Summary Compensation Table, the table below shows the aggregate number of options granted under the Plan since its inception through February 28, 2001, the weighted average exercise price payable per share, and the range of exercise price for those granted options.

                                                     OPTIONS GRANTED   WEIGHTED AVERAGE
                                                      (# OF SHARES         EXERCISE       EXERCISE PRICE OF
                                                    UNLESS OTHERWISE   PRICE OF GRANTED    GRANTED OPTIONS
                       NAME                             INDICATED)       OPTIONS ($/SH)         ($/SH)
--------------------------------------------------- ----------------- ------------------- -------------------
Edward A. Townsend                                         811,640              10.00               10.00
   Chief Executive Officer(3)

Jan A. Norton                                              304,365              10.00               10.00
   President(3)

Robert L. Vanden                                            50,000              10.00               10.00
   Executive Vice President

James N. Young                                              50,000              10.00               10.00
   Executive Vice President(3)

Harold A. Bowers                                            50,000              10.00               10.00
   Executive Vice President(3)

All current executive officers as a group                1,266,005              10.00               10.00
   (5 persons)

Percentage of options granted under the Plan                  60.7%

All current directors who are not executive                120,000              10.00               10.00
   officers as a group

Percentage of options granted under the Plan                   5.8%

All employees, including officers who are not              699,000              10.00               10.00
   executive officers, as a group

Percentage of Options granted under the Plan                  33.5%

         Approval of this amendment requires the affirmative vote of the holders of a majority of the shares of the common stock represented at the Annual Meeting.

          THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THIS PROPOSAL.


                                     ITEM 3
                            RATIFICATION OF AUDITORS

VOTE ON THE INDEPENDENT AUDITORS

         On the recommendation of the Audit and Compliance Committee, the Board of Directors appointed KPMG LLP, independent certified public accountants ("KPMG"), to audit the consolidated financial statements of the Company for the year ended December 31, 2001. The Company is advised that no member of KPMG has any direct or material indirect financial interest in the Company or, during the past three years, has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. KPMG has audited the Company's consolidated financial statements since 1997. Ratification of the Board's appointment shall be effective upon receiving the affirmative vote of the holders of a majority of the common stock present or represented by proxy and entitled to vote at the Annual Meeting.

         Audit Fees in 2000. KPMG billed the Company $237,000 in 2000 for audit work related to the Company's quarterly and annual consolidated financial statements and SEC required financial reports. Audit-related fees were an additional $16,000, which included among other things audit work related to the Company's 401K Benefit Plan and a defined benefit plan, which was terminated in 2000.

         Financial Information Systems Design and Implementation Fees in 2000. KPMG had no billings in this category in 2000.

         All Other Fees in 2000. All other fees billed to the Company in 2000 amounted to $170,000, which consisted of tax compliance and consulting services, internal audit assistance, strategic planning and bank regulatory compliance issues.

         The Audit and Compliance Committee has considered whether KPMG's non-audit services are compatible with maintaining its independence as an auditor.

          THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THIS PROPOSAL.

         If the appointment is not ratified, the Board of Directors will consider the appointment of other independent auditors. A representative from KPMG is expected to be present at the Annual Meeting, will be offered the opportunity to make a statement, and will be available to respond to appropriate questions.

AUDIT AND COMPLIANCE COMMITTEE REPORT

         The Audit and Compliance Committee of Local Financial Corporation's Board of Directors (the Committee) is composed of three directors each of whom is independent as defined by the National Association of Securities Dealers listing standards and it operates under a written charter adopted by the Board of Directors. A copy of the charter was attached to last year's Proxy Statement. The Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent accountants.

         Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

         In connection with these responsibilities, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         The Company's independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence.

         Based on the Committee's discussion with management and the independent accountants and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, to be filed with the Securities and Exchange Commission.

Dated:   February 21, 2001                 The Audit and Compliance Committee of
                                                     Local Financial Corporation

                                               Mr. Kenneth W. Townsend, Chairman
                                                             Mr. Joseph A. Leone
                                                             Mr. Andrew M. Coats

PERFORMANCE GRAPH

         The following graph compares the market values of the Company's Common Stock to the Nasdaq - Total US Index and the SNL $1B-$5B Bank Asset-Size Index. The graph assumes an investment of $100 on April 22, 1998 (the date the Common Stock began trading), and that all dividends were reinvested and are weighted on a market capitalization basis.


                                    [GRAPH]


          GRAPH DOLLAR VALUES           4/22/98   6/30/98  12/31/98   6/30/99  12/31/99   6/30/00  12/31/00
          -------------------           -------   -------  --------   -------  --------   -------  --------
Local Financial Corporation               100        94.6      65.5      71.8      75.9      60.7      95.5
Amex US Index                             100       102.9      94.7       N/A       N/A       N/A       N/A
SNL Amex Thrift Index                     100        90.8      70.6       N/A       N/A       N/A       N/A
Nasdaq - Total US                         N/A         N/A       N/A     141.2     208.5     209.4     129.1
SNL $1B-$5B Bank Asset Size Index         N/A         N/A       N/A      89.3      82.1      74.1      93.2


         As permitted by SEC rules, the "Performance Graph" section is not deemed "filed" with the SEC and is not incorporated by reference into the Company's Annual Report on Form 10-K.

         Effective May 11, 1999, the Company converted the Bank from a savings bank to a national banking association and the Company was registered as a bank holding company on that same day. Effective July 15, 1999, the Company delisted its common shares from the American Stock Exchange and listed them with the Nasdaq National Market System, trading as LFIN.

                   OTHER INFORMATION ABOUT THE ANNUAL MEETING

OTHER MATTERS COMING BEFORE THE MEETING

     As of the date of this Proxy Statement, we know of no business to come before the Annual Meeting other than referred to above. Our Bylaws and rules of conduct for the Annual Meeting prohibit the introduction of substantive matters not previously presented to the Stockholders in a proxy statement. As to other business, such as procedural matters, that may come before the meeting, the person or persons holding proxies will vote those proxies in the manner they believe to be in the best interests of the Company and its Stockholders.

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

     Any Stockholder who wishes to present a proposal at the Company's 2002 Annual Meeting of Stockholders must deliver such proposal to the Secretary of the Company by January 31, 2002, for inclusion in the Company's proxy, notice of meeting, and proxy statement for the 2002 Annual Meeting.

ADDITIONAL INFORMATION

     We will bear the cost of soliciting proxies. Officers and regular employees may solicit proxies by further mailings, personal conversations, or by telephone, facsimile or other electronic transmission. They will do so without compensation other than their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

                   OTHER INFORMATION ABOUT THE ANNUAL MEETING

OTHER MATTERS COMING BEFORE THE MEETING

         As of the date of this Proxy Statement, we know of no business to come before the Annual Meeting other than that referred to above. Our Bylaws and rules of conduct for the Annual Meeting prohibit the introduction of substantive matters not previously presented to the Stockholders in a proxy statement. As to other business, such as procedural matters, that may come before the meeting, the person or persons holding proxies will vote those proxies in the manner they believe to be in the best interests of the Company and its Stockholders.

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

         Any Stockholder who wishes to present a proposal at the Company's 2001 Annual Meeting of Stockholders must deliver such proposal to the Secretary of the Company by January 31, 2002, for inclusion in the Company's proxy, notice of meeting, and proxy statement for the 2001 Annual Meeting.

ADDITIONAL INFORMATION

         We will bear the cost of soliciting proxies. Officers and regular employees may solicit proxies by further mailings, personal conversations, or by telephone, facsimile or other electronic transmission. They will do so without compensation other than their regular compensation. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

         We will report the voting results of the Annual Meeting in our quarterly report on Form 10-Q for the period ended June 30, 2001, which we expect to file with the Securities and Exchange Commission in August 2001.

         OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FOR THE YEAR ENDED DECEMBER 31, 2000, WHEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON REQUEST TO MR. RICHARD L. PARK, CHIEF FINANCIAL OFFICER, LOCAL FINANCIAL CORPORATION, 3601 N.W. 63RD STREET, OKLAHOMA CITY, OKLAHOMA 73116. STOCKHOLDERS REQUESTING EXHIBITS TO THE FORM 10-K WILL BE PROVIDED THE SAME UPON PAYMENT OF REPRODUCTION EXPENSES.

                                          By Order of the Board of Directors



                                                    Alan L. Pollock
                                                       Secretary
April 10, 2001

PROXY
                           LOCAL FINANCIAL CORPORATION
                              3601 N.W. 63RD STREET
                          OKLAHOMA CITY, OKLAHOMA 73116

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Jan A. Norton and Richard L. Park as
Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Local Financial Corporation held of record by the undersigned on April
5, 2001, at the Annual Meeting of Shareholders to be held on May 23, 2001, or any adjournment thereof.

1.   ELECTION OF DIRECTORS

                            [ ] FOR ALL NOMINEES LISTED BELOW              [ ] WITHHOLD AUTHORITY to
                                (except as marked to the contrary below)       vote for all nominees listed below

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE THROUGH THE NOMINEE'S NAME BELOW.)

          Edward A. Townsend, Robert A. Kotecki, and J. David Rosenberg

2.   APPROVAL OF AN INCREASE IN THE SHARES UNDER THE LOCAL FINANCIAL 1998 STOCK OPTION PLAN

         FOR [ ]                        AGAINST [ ]                     ABSTAIN [ ]

3.   RATIFICATION OF KPMG, LLP, AS INDEPENDENT AUDITORS FOR 2001


         FOR [ ]                        AGAINST [ ]                     ABSTAIN [ ]

                                     (OVER)

PROXY

                          (continued from other side)

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES, FOR THE SHARE INCREASE UNDER THE STOCK OPTION PLAN AND FOR RATIFICATION OF THE INDEPENDENT AUDITORS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF.

     Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                            Dated:                        , 2001
                                                  ------------------------


                                             -----------------------------------
                                                        (Signature)


                                             -----------------------------------
                                                (Signature if held jointly)


                 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                   CARD PROMPTLY USING THE ENCLOSED ENVELOPE.